UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2014

PAREXEL International Corporation
(Exact name of registrant as specified in charter)

Massachusetts	0-21244	04-2776269
(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

195 West Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 487-9900

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations for the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 13, 2014, PAREXEL International Corporation (the “Company”) entered into an agreement (the “Agreement”) to purchase shares of its common stock (“Common Stock”) from Goldman Sachs & Co. (“GS”), for an aggregate purchase price of $150 million pursuant to an accelerated share purchase program. The Company is acquiring these shares as part of the stock repurchase plan that was announced on June 2, 2014. Under the stock repurchase plan, the Company’s Board of Directors has authorized the Company to repurchase up to $150 million of the Company’s outstanding shares of Common Stock.

Pursuant to the Agreement, on June 16, 2014, the Company paid $150 million to GS and received from GS 2,284,844 shares of Common Stock, representing 80 percent of the shares to be repurchased by the Company under the Agreement. The shares were repurchased at a price of $52.52 per share, which was the closing price of the Common Stock on June 13, 2014. These shares were cancelled and restored to the status of authorized and unissued shares. The final number of shares to be delivered to the Company by GS under the Agreement at program maturity, net of the initial delivery, will be adjusted based on an agreed upon discount to the average of the daily volume weighted average price of the Common Stock during the term of the Agreement. If the number of shares to be delivered to the Company at maturity is less than the initial delivery of shares by GS, the Company would be required to remit shares or cash, at the Company’s option, to GS in an amount equivalent to such shortfall.

The Agreement is subject to terms customary for a transaction of this type, including, but not limited to, (i) the mechanism used to determine the number of shares that will be delivered, (ii) the required timing of delivery of the shares, (iii) the circumstances under which GS is permitted to make adjustments to the transaction terms, (iv) the circumstances under which the Company could be required to deliver cash or shares (at the Company’s option) to GS upon settlement of the transaction and (vi) various acknowledgements, representations and warranties made by the parties to one another.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement Regarding Accelerated Share Repurchase Program by and between PAREXEL International Corporation and Goldman Sachs & Co., dated June 13, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2014	PAREXEL International Corporation
By:	/s/ Ingo Bank
Ingo Bank SVP and CFO